                                                                    Exhibit 10.5



                                 BY AND BETWEEN

                              COUNTY OF LOS ANGELES

                                       AND

                                 WAREFORCE, INC.

                                       FOR

                    PERSONAL COMPUTERS, PERIPHERALS, SOFTWARE
                              AND RELATED SERVICES

                                September 1, 1997


                                                           COUNTY OF LOS ANGELES

                                                    INTERNAL SERVICES DEPARTMENT
                                                             AGREEMENT NO. 56881


                            MASTER AGREEMENT BETWEEN
                              COUNTY OF LOS ANGELES
                               AND WAREFORCE, INC.
      FOR PERSONAL COMPUTERS, PERIPHERALS, SOFTWARE, AND RELATED SERVICES,



                                TABLE OF CONTENTS


1.0      PURPOSE
         1.1      Priority of Interpretation
         1.2      Entire Master Agreement

2.0      DEFINITIONS
         2.1      Day(s)
         2.2      Eligible Vendor
         2.3      Fiscal Year
         2.4      Normal Working Hours
         2.5      Master Agreement
         2.6      Services

3.0      CHANGE NOTICES AND AMENDMENTS
         3.1      Master Agreement Changes

4.0      WORK
         4.1      Non-transferable Responsibilities
         4.2      Assignment and Subcontracting
         4.3      Time is of the Essence

5.0      TERM OF AGREEMENT
         5.1      Term
         5.2      Termination
         5.3      Extension

6.0      METHOD OF PURCHASE, INVOICING AND PAYMENTS
         6.1      Purchase Order(s)
         6.2      Prices
         6.3      Warranty and Product Compliance
         6.4      Invoice and Payment Terms
         6.5      Product/Equipment Pricing and Maintenance
         6.6      Independent CONTRACTOR Status

7.0      INDEMNIFICATION AND INSURANCE
         7.0      Indemnification
         7.1      Insurance
         7.3      Liability Insurance
         7.4      Failure to Procure Insurance

8.0      RECORDS, DOCUMENTS AND AUDITS
         8.1      Publicity

9.0      EMPLOYMENT ELIGIBILITY VERIFICATION

10.0     CAPTIONS AND PARAGRAPH HEADINGS

11.0     WAIVER

12.0     GOVERNING LAW, JURISDICTION AND VENUE

13.0     SEVERABILITY

14.0     PROHIBITION OF HIRING

15.0     TERMINATION FOR GRATUITIES

16.0     TERMINATION FOR IMPROPER CONSIDERATION

17.0     TERMINATION FOR INSOLVENCY

18.0     TERMINATION FOR CONVENIENCE

19.0     TERMINATION FOR FAILURE TO OPERATE IN ORDINARY COURSE

20.0     COUNTY AUDIT SETTLEMENTS

21.0     CONFLICT OF INTEREST

22.0     FORCE MAJEURE

23.0     MOST FAVORED PUBLIC ENTITY

24.0     DAMAGE TO COUNTY FACILITIES, BUILDINGS OR ENTITY

25.0     RESTRICTIONS ON LOBBYING

         25.1     COUNTY Projects

26.0     NOTICES

27.0     WARRANTY

28.0     VARIATION OF TERMS

29.0     CANCELLATION OF ORDERS

30.0     NON-EXCLUSIVE AGREEMENT

31.0     COMPLIANCE WITH APPLICABLE LAW

32.0     FAIR LABOR STANDARDS

33.0     NONDISCRIMINATION AND AFFIRMATIVE ACTION

34.0     PARTICIPATING MUNICIPALITIES

35.0     CONSUMPTION REPORTS/ITEM NUMBERS/RESTRICTED PURCHASES

36.0     ORDERING REQUIREMENTS

37.0     SHIPPING INSTRUCTIONS

38.0     LIMITATION OF COUNTY'S OBLIGATION DUE TO NON-APPROPRIATIONS OF FUNDS
         AUTHORIZATION OF MASTER AGREEMENT


EXHIBITS

EXHIBIT A - VENDOR'S EEO CERTIFICATION

EXHIBIT B - VENDOR'S PROPOSAL (Not Attached)

EXHIBIT C - COUNTY'S REQUEST FOR PROPOSALS (Not Attached)



                            MASTER AGREEMENT BETWEEN
                              COUNTY OF LOS ANGELES
                                AND WAREFORCE INC
      FOR PERSONAL COMPUTERS, PERIPHERALS, SOFTWARE, AND RELATED SERVICES.



1.0  PURPOSE

This Personal Computers, Peripherals, software, and Related Services, Master Agreement (hereafter "Master Agreement") is made and entered into by and between the County of Los Angeles (hereafter "COUNTY"), and WAREFORCE, INC. (hereafter "VENDOR").

WHEREAS, COUNTY and VENDOR agree that VENDOR will offer to provide COUNTY, COUNTY employees and others as more fully described herein Personal Computers, Peripherals, Software and Related Services hereafter sometimes referred to as the ("Product/equipment and Services", and/or "Services", or

"Product/Equipment").

WHEREAS, VENDOR is in the business of selling and supplying Computer Equipment, Software and Related Services;

WHEREAS, VENDOR is willing and able to offer, deliver, service and support The products/equipment it offers to, COUNTY departments/divisions, COUNTY offices/organizations, COUNTY employees, and any other entities as set forth herein (hereafter "Customer(s)").

This document together with the exhibits identified in Paragraph 1.1 Priority of Interpretation), defines the scope of this Agreement.

1.1  Priority of Interpretation

This document without exhibits is referred to as the "Base Agreement". The Base Agreement. Exhibit A, is attached to and forms a part of this Master Agreement. Exhibits B, and C, referenced below but not attached, are hereby incorporated herein by reference. Any reference throughout the Base Agreement and each of its exhibits to the "Master Agreement" shall, unless the context clearly denotes otherwise, denote the Base Agreement with all exhibits hereby incorporated. In the event of any conflict or inconsistency in the definition or interpretation of any word, responsibility, schedule, or the contents or description of any task, deliverable, service, or other work, or otherwise, between the Base Agreement and the exhibits, or between exhibits, such conflict or inconsistency shall be resolved by giving precedence first to the body of this Master Agreement, and then to the exhibits according to the following priority:


1.   EXHIBIT A - VENDOR's EEO Certification
2.   EXHIBIT B - VENDOR's Proposal (not attached)
3.   EXHIBIT C - COUNTY's Request for Proposals (RFP/not attached)

1.2  Entire Master Agreement

This Master Agreement incorporates and supersedes all previous agreements, written and oral, and all prior and contemporaneous communications between the parties, regarding this subject. COUNTY reserves the right to initiate change to any provision of this Master Agreement. All such changes shall be accomplished only by mutually signed Amendments, as provided under this Paragraph 1.2 No change hereto shall be valid unless in the form of a signed Amendment prepared and approved pursuant to Subparagraph 3.0 (Change Notices and Amendments).

2.0  DEFINITIONS

The following terms shall have the following meaning and use herein. Capitalized terms used in this Master Agreement, not defined in this Paragraph 2.0, shall have the meaning ascribed to them elsewhere in this Master Agreement or in the exhibits.

2.1  Day(s)

"Day(s)" means calendar day(s) unless otherwise specified.

2.2  Eligible Vendor

"Eligible Vendor" identifies a Vendor whose evidences of insurance, as required by Paragraph 8.0 (Indemnification and Insurance), have all been received by Purchasing and Central Services, as set for in Section 27.0 (Notices), and are valid and in effect at the time of a given Purchase Order solicitation under this Master Agreement.

2.3  Fiscal Year

"Fiscal year" means the twelve (12) month period beginning July 1st and ending June 30th.

2.4  Normal Working Hours

"Normal Working Hours" means one of the following work schedules, according to individual COUNTY department policy, excluding COUNTY holidays:

     A. "5/40", which is normally eight (8) hours per day Monday through Friday ("Working Days "), with starting and ending times departmentally established;

     B. "9/80", which is a flexibility arranged nine (9) hours on each of eight Working Days in a given two-week period, plus 8 hours arranged, per department policy, on the ninth Working Day; or

     C. "4/40", which is a flexibly arranged ten (10) hours on each of four fixed Working Days each week, with starting and ending times departmentally established.

2.5  Master Agreement

"Master Agreement" means COUNTY's standard agreement entitled "Personal Computers, Peripherals, Software, And Related Services, Master Agreement," as specified in Paragraph 1.1, copies of which are separately executed between COUNTY and individual Qualified Vendors, and which sets forth the terms and conditions for the provision of Computer Equipment, Software, Supplies And Services, Master agreement to COUNTY. COUNTY shall execute Master Agreements with as many vendors as COUNTY deems qualified and appropriate for COUNTY needs. All Master Agreements shall be undertaken with terms of equal duration as set forth in Paragraph 5.0 (Term of Agreement). Undertaking this Master Agreement does not grant any right to compensation to VENDOR, or to vendors in the aggregate.

2.6  Services

*    On-Line
*    Toll Free Telephone line
*    Facsimile transmissions
*    Up to date, easy to access, product information (Technical Specs)
*    Dedicated Technical Support (Toll Free Number)
*    Printed Catalogs/Pricers (If Requested)
*    Prompt On-Site installation and warranty repair of equipment
*    Up to date, easy to access, customer specific Electronic Catalog
*    Up to date, easy to access, customer specific On-Line capabilities
*    Reporting Capabilities

*    E-Mail Capabilities
*    E.D.I. Capabilities
*    Order Acknowledgment/Order Tracking
           (Status-Back Order-Shipping Info, etc.)

Deliveries

*    3 to 5 days (maximum) for In Stock Items
*    5 to 7 days (maximum) for Configured Systems
*    Direct deliveries to all facilities
*    Desk Top deliveries capabilities
*    Will Calls (if needed)

Customized Monthly/Quarterly/Annual Usage Reports

*    By User Department or Participating Government Agency
*    For all Hardware Purchases
*    For all Software Purchases
*    For all Services Contracted
*    As requested by any User Department or Participating Government Agency

Dedicated Team to Servicing Agreement

*    In House Sales (support) Team
*    Outside Sales Team
*    Technical Support Team (Hardware/Software)

Hardware & Software

*    System Configuration
*    Warranty tracking
*    Asset Management Capabilities
*    Copying Capabilities (Software)
*    Maintenance and Upgrade Services

Training

*    Certified by Software Manufacturers
           (Novell - GNE - Microsoft - Lotus - Unix etc.)
*    On-Site Training
*    Off-Site Training

3.0  CHANGE NOTICES AND AMENDMENTS

3.1  Master Agreement Changes

3.1.1 For any change which affects the period of performance, payments, or any term or condition included in this Master Agreement, a negotiated Amendment to this Master Agreement shall be prepared and executed by COUNTY's Purchasing Agent and VENDOR's originally executing authorized Officials, or designees.

3.1.2 For any change which does not affect the, period of performance, payments, or any rights or obligations of this Master Agreement, a Change Notice shall be prepared and executed by COUNTY's Purchasing Agent and VENDOR.

4.0  WORK

VENDOR shall fully complete and timely deliver, pursuant to standards, requirements, and schedules either presently incorporated in or to be developed hereunder, all tasks, deliverables, sub-deliverables, goods, services, and other work as set forth herein and elsewhere hereunder.

4.1  Non-transferable Responsibilities

No assumption or takeover of any of VENDOR's duties, responsibilities, or obligations, or performance of same by any entity other than VENDOR, whether through assignment, subcontract, delegation, merger, buyout, or any other mechanism, with or without consideration, for any reason whatsoever, may occur without COUNTY's express prior written approval.

If any such assumption, takeover, or unauthorized performance does occur without such prior written approval, this Agreement will become void for failure of its essential purpose. Such act is therefore a material breach of this Agreement, upon which COUNTY may pursue any lawful remedy.

4.2  Assignment and Subcontracting

     VENDOR shall not assign its rights, delegate its duties or subcontract any performance of our Agreement without the express prior written consent of COUNTY. Any assignment, delegation or subcontract without such express prior written consent shall be null and void and shall constitute a material breach of this Agreement, upon which COUNTY may immediately terminate the Agreement in accordance with the provisions of paragraph 17.0 (TERMINATION BY DEFAULT).

4.3  Time is of the Essence

Time is of the Essence. If any anticipated or actual delays arise, VENDOR shall immediately so notify COUNTY. Regardless of notice if deliveries are not made at the time agreed upon, COUNTY may, at its sole discretion, terminate this Agreement and proceed pursuant to Paragraph 17.0 (termination BY DEFAULT).

5.0  TERM OF AGREEMENT

5.1 This Agreement is awarded for a period of three (3) years, including a six
(6) month probationary period commencing upon execution by COUNTY'S Purchasing Agent, or designee, indicated on the signature page.

The six (6) month probationary period shall include the evaluation of the performance of services rendered within this Agreement, including on-time delivery of products, testing, implementation, configuration, copying of software, asset management, technical support, maintenance/upgrade services, training and electronic ordering/reporting/invoicing/tracking capabilities.

Upon successful completion of the six (6) month probationary period, the period of this Agreement will continue through the remainder of the three (3) year term, unless sooner terminated, in whole or in part, as provided herein. This Agreement may be extended up to a maximum of two (2) additional years beyond the initial period upon executed approval by both COUNTY'S Purchasing Agent and VENDOR'S Authorized Official.

In the event the six (6) month probationary period is not successful, this agreement will be terminated in its entirety. The County of Los Angeles shall be sole judge in this decision.

5.2  Termination

This Agreement may be canceled by either party, after the initial 12 months of the Agreement period, upon sixty (60) days written notice. The COUNTY may continue to place orders against said Agreement until the effective date of such cancellation.

5.3  Extension

5.3.1 The COUNTY's Purchasing Agent may exercise the option to extend the Master Agreement period for two (2) additional twelve (12) month periods as set forth in Paragraph 3.0 (Change Notices and Amendments), of this Master Agreement.

5.3.2 COUNTY shall notify VENDOR of any determination to extend this Agreement no less than Thirty (30) days prior to the beginning of the relevant option year.

6.0  METHOD OF PURCHASE, INVOICING AND PAYMENTS

6.1  Purchase Order(s)

6.1.1 COUNTY shall purchase the items listed herein by issuance of a formal purchase order. Such purchase order shall contain the terms and conditions applicable for that purchase. Notwithstanding anything herein to the contrary, the purchase order, as specifically noted, shall govern and control the applicable purchase. -Preprinted additional or different terms and conditions on the purchase order will be of no force or effect.

6.1.2 VENDOR shall not deliver products and/or goods to COUNTY as loaner equipment or for trial unless and until a "No Charge" purchase order and loan agreement is received by VENDOR from COUNTY.

6.2  Prices:

6.2.1 VENDOR agrees for the period of this Agreement that prices for products covered herein will be based on a Cost Plus arrangement.

6.2.2 Notwithstanding anything herein to the contrary for thirty (30) days from date of delivery to Customer, should Customer find a lower price, offered in Southern California, for the same product, payment terms, quantity and delivery terms and conditions set forth in the applicable purchase order and this Agreement, VENDOR shall, upon presentation of authentic, (e.g. sales invoice, advertisement(s) proof of such, immediately refund the difference to Customer. This paragraph shall not apply to special and/or one-time offers, liquidation sales and discounted product(s). Further, COUNTY contract VENDORS and non-authorized resellers where required by the manufacturer, are excluded

6.3  Warranty and Product Compliance

6.3.1 All equipment provided to COUNTY must be new, unused, and be approved by either U.L., L.A. City Testing Lab, Factory Mutual Corp. or ETL testing labs. Further, equipment provided to COUNTY shall meet other such standards as the COUNTY may require.

6.4  INVOICES AND PAYMENT TERMS

6.4.1 In no event shall the COUNTY be liable for any late fees or charges.

6.4.2 Invoices shall bear upon their face the Purchase Order number which appears in the upper right-hand corner hereof. Invoices must state that they cover, as the case may be, complete or partial delivery, and must show unit and unit prices. Invoices will not be paid unless and until the requirements have been fully met. All transportation and delivery charges must be prepaid in full to destination.

6.4.3 Unless otherwise set forth on the applicable purchase order, payment terms are net thirty (30) days from receipt of a properly prepared and submitted invoice. In no event shall COUNTY be liable for any late charges. Invoices shall only be issued after COUNTY'S acceptance of the goods and/or products. Discounts shall be set forth herein.

6.5  Product/Equipment Pricing and Maintenance

6.5.1 VENDOR will be solely responsible for the maintenance of the Agreement and will document all additions, deletions, manufacturers' discontinuance of products/equipment, and all associated variables Including pricing revisions. Any changes, substitutions, additions, deletions and/or pricing revisions must be reviewed and approved by the COUNTY and VENDOR in writing prior to any inclusion to the Agreement.

6.5.2 Said notification and approval shall be binding upon the COUNTY and VENDOR. Upon such approval the Agreement shall be deemed to be amended to include such changes. All documentation and formal approvals and revised copies of the effected Agreement page(s) reflecting current release revisions will be submitted to:

          County of Los Angeles Internal Services Department
          Purchasing and Central Services
          2500 South Garfield Avenue
          Commerce, CA 90040
          Attn: Personal Computer Buyer

6.6  Independent CONTRACTOR Status

6.6.1 This Master Agreement is by and between COUNTY and VENDOR and is not intended, and shall not be construed, to create the relationship of agent, servant, employee, partnership, joint venture, or association, as between COUNTY and VENDOR. The employees and agents of one party are not the employees or agents of the other party for any purpose whatsoever.

6.6.2 VENDOR understands and agrees that all persons performing work pursuant to this Master Agreement are, for purposes of workers' compensation liability, solely employees of VENDOR and not employees of COUNTY. VENDOR shall be solely liable and responsible for furnishing any and all workers' compensation benefits to any person as a result of any injuries arising from or connected with any work performed by or on behalf of VENDOR hereunder.

6.6.3 The employees and agents of each party, shall, while on the premises of the other party, comply with all rules and regulations of the premises, including, but not limited to, security requirements.

7.0  INDEMNIFICATION AND INSURANCE

7.1  Indemnification

VENDOR agrees to indemnify, defend and hold harmless COUNTY, COUNTY Special Districts, and Participating Government entities and their elected and appointed officers, employees, and agents, from and against any and all liability and expense, including defense costs and legal fees, arising from or connected with claims and lawsuits connected with VENDOR'S operations, goods and/or commodities or services provided hereunder as well as for damages a or worker' s compensation benefits relating to VENDOR's and its subcontractors operations and services, which result from bodily and/or personal injury, death, or property damage (including physical damage to VENDOR's and its subcontractors' property, or property in the care, custody, or control of VENDOR and/or its subcontractors). This indemnity shall include, but not be limited to claims for or by reason of any actual or alleged infringement of any United States patent or copyright or any actual or alleged trade secret disclosure.

7.2  Insurance

Without limiting VENDOR's indemnification of COUNTY, and during the term of this Agreement, VENDOR shall provide and maintain at its own expense the below-described programs of insurance. Such programs and evidence of insurance shall be satisfactory to COUNTY and shall be primary to and not contributing with any other insurance maintained by COUNTY. Certificates or other evidence of coverage shall be delivered to:

County of Los Angeles
ISD/Purchasing & Central Services
2500 South Garfield Avenue
Commerce, California 90040
Attn: Personal Computer Buyer

Prior to commencing performance under this Agreement, shall specifically identify this Agreement, and shall contain the express condition that COUNTY is to be given written notice by certified mail at least thirty (30) days in advance of any modification or termination of insurance.

7.3  Liability Insurance

7.3.1 Any and all insurance described below shall be endorsed naming the County of Los Angeles as an additional insured, and shall include:

7.3.2 General liability insurance written on a commercial general liability form or on a comprehensive general liability form covering the hazards of premises/operations, products/completed operations, contractual, broad form property damage, independent contractors, and personal and advertising injury with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence.

          A. If written with an annual aggregate limit, the policy limit shall be three times the above required occurrence limit.

          B. If written on a claims made form, the VENDOR shall provide an extended two (2) year reporting period commencing upon expiration or termination of this Agreement.

7.3.3 Comprehensive auto liability insurance endorsed for all owned, non-owned and hired vehicles with a combined single limit of not less than Three Hundred Thousand Dollars ($300,000) per occurrence.

7.3.4 A program of workers' compensation insurance in an amount and form to meet all applicable requirements of the California Labor Code including employer's liability with a limit no less than One Million Dollars ($1,000,000), covering all persons performing work on behalf of VENDOR and all risks to such persons under this Agreement.

7.3.5 Crime Coverage: Insurance in an amount not less than $1,000,000 covering against loss of money, securities, or other property referred to hereunder which may result from employee dishonesty, forgery or alteration, theft, disappearance and destruction, computer fraud, burglary and robbery. Such insurance shall name COUNTY as loss payee.

7.4  Failure to Procure Insurance

Failure on the part of VENDOR to obtain and maintain all required insurance coverage is a material breach upon which COUNTY may, in its sole discretion, immediately suspend VENDOR's performance or terminate this Agreement.

8.0  RECORDS, DOCUMENTS AND AUDITS

VENDOR shall maintain accurate and complete financial records of its activities and operations relating to this Agreement in accordance with generally accepted accounting principles. VENDOR shall also maintain accurate and complete employment and other records relating to its performance of this Agreement. VENDOR agrees that COUNTY, or its authorized representatives, shall have access to and the right to examine, audit, excerpt, copy or transcribe any pertinent transaction, activity, or records relating to this Agreement. All financial records, timecards and other employment records, and proprietary data and information, shall be kept and maintained by VENDOR and shall be made available to COUNTY during the term of this Agreement and for a period of four years thereafter unless COUNTY's written permission is given to dispose of any such material prior to such time. All such material shall be maintained by VENDOR at a location in Los Angeles County, provided that if any such material is located outside Los Angeles County, then, at COUNTY's option, VENDOR shall pay COUNTY for travel, per diem, and other costs incurred by COUNTY to examine, audit, excerpt, copy or transcribe such material at such other location.

In the event that an audit is conducted of VENDOR specifically regarding this Agreement by any Federal or State auditor, or by any auditor or accountant employed by VENDOR or otherwise, then VENDOR shall file a copy of the audit report with COUNTY's Auditor-Controller within thirty days (30) of VENDOR's receipt thereof, unless otherwise provided by applicable Federal or State law or under this Agreement. COUNTY shall make a reasonable effort to maintain the confidentiality of such audit report(s).

Failure on the part of VENDOR to comply with the provisions of this Paragraph
10.0 shall constitute a material breach upon which COUNTY may terminate or suspend this Agreement.

8.1  Publicity

VENDOR shall not disclose any details in connection with this Agreement to any person or entity except as may be otherwise provided herein or required by law. However, in recognizing VENDOR's need to identify its services and related clients to sustain itself, COUNTY shall not inhibit VENDOR from publishing its role under this Agreement, with the following conditions:

     A.   VENDOR shall develop all publicity material in a professional manner.

     B. During the term of this Agreement, VENDOR shall neither, authorize another to, nor publish or disseminate any commercial advertisements, press releases, feature articles, or other materials using the name of COUNTY without the prior written consent of COUNTY's Purchasing Agent COUNTY shall not unreasonably withhold written consent, and approval by COUNTY may be assumed in the event no adverse comments are received in writing within two weeks after submittal of written request for such consent.

     C. VENDOR may, without the prior written consent of COUNTY, indicate in its proposals and sales materials that it has been awarded this Agreement with the County of Los Angeles, provided that the requirements of this Paragraph 8.0 shall apply.

9.0  EMPLOYMENT ELIGIBILITY VERIFICATION

VENDOR warrants that it fully complies with all Federal statutes and regulations regarding the employment of aliens and others and that all its employees performing work under this Master Agreement meet the citizenship or alien status requirements set forth in Federal statutes and regulations. VENDOR shall indemnify, defend, and hold harmless COUNTY, its officers, participating government agencies and employees from and against any employer sanctions and any other liability which may be assessed against VENDOR or COUNTY in connection with any alleged violation of any Federal statutes or regulations pertaining to the eligibility for employment of any persons performing work hereunder

10.0 CAPTIONS AND PARAGRAPH HEADINGS

Captions and paragraph headings used in this Master Agreement are for convenience only and are not a part of this Master Agreement and shall not be used in construing this Master Agreement.

11.0 WAIVER

No waiver by either party of any breach of any provision of this Master Agreement shall constitute a waiver of any other breach or of such provision. Failure of either party to enforce at any time, or from time to time, any provision of this Master Agreement shall not be construed as a waiver thereof. The rights and remedies set forth in this Paragraph 13.0 are non-exclusive and cumulative.

12.0 GOVERNING LAW, JURISDICTION AND VENUE

This Master Agreement shall be governed by, and construed in accordance with, the laws of the State of California. VENDOR agrees and consents to the exclusive jurisdiction of the courts of the State of California for all purposes regarding this Master Agreement and further agrees and consents that venue of any action brought hereunder shall be exclusively in the County of Los Angeles, California.

13.0 SEVERABILITY

If any provision of this Master Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Master Agreement and the application of such provision to other persons or circumstances shall not be affected, unless the essential purposes of this Master Agreement shall be materially impaired thereby.

14.0 PROHIBITION OF HIRING

VENDOR and COUNTY agree that, during the term of this Agreement and for a period of six months following its termination, neither party shall in any way induce or persuade any employee of one party to become an employee or agent of the other party. No bar exists to any hiring initiated through a public announcement.

15.0 TERMINATION FOR GRATUITIES

COUNTY may, by written notice to VENDOR, terminate the right of VENDOR to proceed under this Master Agreement upon one day's written notice, if it is found that gratuities in the form of entertainment, gifts, or otherwise were offered or given by, or any agent or representative of VENDOR, to any officer or employee of COUNTY with a view toward securing a contract or securing favorable treatment with respect to the awarding or amending, or the making of any determinations with respect to the performing, of such contract. In the event of such termination, COUNTY shall be entitled to pursue the same remedies against VENDOR as it could pursue in the event of default by VENDOR.

15.1 TERMINATION FOR IMPROPER CONSIDERATION

COUNTY may, by written notice to CONTRACTOR, immediately terminate the right of CONTRACTOR to proceed under this Agreement if it is found that consideration, in any form, was offered or given by CONTRACTOR, either directly or through an intermediary, to any County officer, employee or agent with the intent of securing the Agreement or securing favorable treatment with respect to the award, amendment or extension of the Agreement or the making of any determinations with respect to the CONTRACTOR's performance pursuant to the Agreement. In the event of such termination, COUNTY shall be entitled to pursue the same remedies against CONTRACTOR as it could pursue in the event of default by the CONTRACTOR.

CONTRACTOR shall immediately report any attempt by a County officer or employee to solicit such improper consideration. The report shall be made either to the County manager charged with the supervision of the employee or to the County Auditor-Controller's Employee Fraud Hotline at (213) 974-0914 or (800) 544-6861.

Among other items, such improper consideration may take the form of cash, discounts, service, the provision of travel or entertainment, or tangible gifts.

16.0 TERMINATION FOR INSOLVENCY

COUNTY may terminate this Master Agreement forthwith in the event of the occurrence of any of the following:

     A. Insolvency of VENDOR. VENDOR shall be deemed to be insolvent if it has ceased to pay its debts for at least sixty days in the ordinary course of business, whether or not a petition has been filed under the Federal Bankruptcy Code and whether or not VENDOR is insolvent within the meaning of such laws

     B. The filing of a voluntary or involuntary petition regarding VENDOR under the Federal Bankruptcy Code.

     C.   The appointment of a Receiver or Trustee for VENDOR.

     D. The execution by VENDOR of a general assignment for the benefit of creditors.

The rights and remedies of COUNTY provided in this Paragraph 19.0 shall not be exclusive and are in addition to any other rights and remedies provided by law or under this Master Agreement.

17.0 TERMINATION FOR DEFAULT

COUNTY may, by written notice to VENDOR, terminate the whole or any part of this Master Agreement if, in the judgment of COUNTY's Purchasing Agent:

     A. VENDOR has materially breached this Master Agreement as elsewhere provided herein: or

     B. VENDOR fails to timely provide and/or satisfactorily perform any task, deliverable, service, or other work required under this Master Agreement hereunder; or

     C. VENDOR has assigned or delegated its duties or subcontracted any performance of this Agreement without prior written consent by COUNTY as elsewhere provided.

VENDOR shall not be liable for any excess costs If its failure to perform under this Master Agreement, arises from force majeure, i.e., causes beyond the control and without the fault or negligence of VENDOR. Such causes include, but are not necessarily limited to: acts of God or of the public enemy, acts of COUNTY in either its sovereign or contractual capacity, acts of Federal or State Governments in their sovereign capacities, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, and unusually severe weather; but in every case, the failure to perform must be beyond the control and without the fault or negligence of VENDOR. If the failure to perform is caused by the default of a subcontractor, and if such default arises out of causes beyond the control of both VENDOR and subcontractor, and without the fault or negligence of either, VENDOR shall not be liable for any such excess costs for failure to perform, unless the goods or services to be furnished by the subcontractor were obtainable from other sources in sufficient time to permit VENDOR to meet the requirements. As used in this subparagraph the terms "subcontractor" and "subcontractors" mean subcontractor(s) at any tier.

If, after COUNTY has given notice of termination under the provisions of this Paragraph 17.0, it is determined by COUNTY that VENDOR was not in default under these provisions, or that the default was excusable under these provisions, the rights and obligations of the parties shall be the same as if the notice of termination had been issued pursuant to Paragraph 18.0 (Termination for Convenience).

The rights and remedies of COUNTY provided in this Paragraph 17.0 are non-exclusive and cumulative.

18.0 TERMINATION FOR CONVENIENCE

This Master Agreement, may be terminated, when such action is deemed by COUNTY to be in its best interest. Termination shall be effected by delivery to VENDOR of a notice of termination specifying the extent to which performance of Agreement is terminated and the date upon which such termination becomes effective, which shall be no less than ten (10) days after the notice is sent.

After receipt of a notice of termination, VENDOR shall submit its termination claim and invoice to COUNTY, in the form and with any certifications as may be prescribed by COUNTY. Such claim and invoice shall be submitted promptly, but not, later than three months from the effective date of termination. Upon failure of VENDOR to submit its termination claim and invoice within the time allowed, COUNTY may determine on the basis of information available to COUNTY, the amount, if any, due to VENDOR in respect to the termination, and such determination shall be final. When such determination is made, COUNTY shall pay VENDOR the amount so determined.

Vendor shall honor purchase orders accepted on or before the effective date of termination.

19.0 TERMINATION FOR FAILURE TO OPERATE IN ORDINARY COURSE

VENDOR'S stability was and/is a primary basis for entering into and continuing with this Agreement, therefore, COUNTY may terminate this Agreement by thirty
(30) days written notice should vendor fail to continue to do business in the ordinary course.

20.0 COUNTY AUDIT SETTLEMENTS

If, at any time during or after the term of this Master Agreement, representatives of COUNTY conduct an audit of VENDOR regarding the work performed under this Master Agreement, and if such audit finds that COUNTY's dollar liability for any such work is less than payments made by COUNTY to VENDOR, then the difference shall be either repaid by VENDOR to COUNTY by cash payment upon demand or, at the sole option of COUNTY, deducted from any amounts due to VENDOR from COUNTY. If such audit finds that COUNTY's dollar liability for such work is more than the payments made by COUNTY to VENDOR, then the difference shall be paid to VENDOR by COUNTY by cash payment.

21.0 CONFLICT OF INTEREST

No COUNTY employee whose position with COUNTY enables such employee to influence the award or conduct of this Master Agreement, and no spouse or economic dependent of such employee, shall be employed in any capacity by VENDOR or have any other direct or indirect financial interest in this Master Agreement. No officer or employee of, nor any individual possessing any direct or indirect financial interest in, VENDOR, may in any way participate in COUNTY's approval, or ongoing evaluation, of such work, or in any way attempt to influence COUNTY's approval or ongoing evaluation of such work.

VENDOR shall comply with all conflict of interest laws, ordinances and regulations now in effect or hereafter to be enacted during the term of this Master Agreement. VENDOR warrants that it is not now aware of any facts which create a conflict of interest. If VENDOR hereafter becomes aware of any facts which might reasonably be expected to create a conflict of interest, it shall immediately make full written disclosure of such facts to

COUNTY. Full written disclosure shall include, but is not limited to, identification of all persons implicated and a complete description of all relevant circumstances.

22.0 FORCE MAJEURE

Neither party will be liable for delays in performance beyond reasonable control, including, but not limited to, fire, flood, acts of God or restriction of civil or military authority.

23.0 MOST FAVORED PUBLIC ENTITY

VENDOR represents that the prices charged to COUNTY in this Agreement do not exceed existing selling prices to other customers for the same or substantially similar items or services for comparable quantities under similar terms and conditions.

If VENDOR's prices decline, or should VENDOR, at any time during the term of this Master Agreement, provide the same goods or services under similar quantity and delivery conditions to the State of California or any county, municipality or district of the State at prices below those set forth in this Master Agreement, then such lower prices shall be immediately extended to COUNTY.

24.0 DAMAGE TO COUNTY FACILITIES, BUILDINGS OR GROUNDS

VENDOR shall repair, or cause to be repaired, at its own cost, any and all damage to COUNTY facilities, buildings, or grounds caused by VENDOR or employees, subcontractors or agents of VENDOR. Such repairs shall be made immediately after VENDOR has become aware of such damage, but in no event later than thirty days after the occurrence.

If VENDOR fails to make timely repairs, COUNTY may make any necessary repairs. All costs incurred by COUNTY, as determined by COUNTY for such repairs shall be repaid by VENDOR by cash payment upon demand or COUNTY may deduct such costs from any amounts due to VENDOR from COUNTY.

25.0 RESTRICTIONS ON LOBBYING

25.1 COUNTY Projects

VENDOR, and each COUNTY lobbyist or COUNTY lobbying firm as defined in COUNTY Code Section 2.160.010 retained by VENDOR, shall fully comply with COUNTY's Lobbyist Ordinance, COUNTY Code Chapter 2.160. Failure on the part of VENDOR or any COUNTY lobbyist or COUNTY lobbying firm retained by VENDOR to fully comply with COUNTY's Lobbyist Ordinance shall constitute a material breach of this Agreement, upon which COUNTY may immediately terminate or suspend this Agreement.

26.0 NOTICES

All notices or demands required or permitted to be given or made under this Agreement shall be in writing and shall be hand-delivered with signed receipt or mailed by first-class registered or certified mail, postage prepaid, addressed to the parties at the following addresses:

If to COUNTY:     ISD/Purchasing and Central Services
                  Attn: Personal Computer Buyer
                  2500 South Garfield Avenue
                  Commerce, California 90040

If to VENDOR:     WAREFORCE, INC.
                  ATTN: DARRELL TATE
                  2361 ROSECRANS,  STE. 155
                  EL SEGUNDO, CA 90245

Addressees may be changed upon ten days prior written notice.

27.0 AUTHORIZATION WARRANTY

VENDOR represents and warrants that the person executing this Agreement for VENDOR is an authorized agent who has actual authority to bind VENDOR to each and every term, condition and obligation of this Agreement and that all requirements of VENDOR have been fulfilled to provide such actual authority.

28.0 VARIATION OF TERMS

The parties hereto agree that the terms and conditions contained herein shall prevail notwithstanding any variations on any acknowledgments, invoices or such other documents submitted by VENDOR. Any addendum hereto shall become binding upon the parties only after signature by authorized representatives of both parties.

29.0 CANCELLATION OF ORDERS

COUNTY may cancel any purchase order with respect to any Supplies or equipment ordered without incurring any cancellation charges by giving VENDOR notice of such cancellation at least ten (10) days prior to the scheduled delivery date specified in COUNTY's order.

30.0 NON EXCLUSIVITY

This Agreement is non-exclusive and shall not in any way preclude COUNTY from entering into similar agreements and/or arrangements with other vendors or from acquiring similar, equal or like goods and/or services from other entities or sources.

COUNTY makes no representation that it or any governmental entity ill purchase any minimum quantities or dollar amounts.

31.0 Compliance with Applicable Law

VENDOR shall comply with all applicable Federal, State and local laws, rules, regulations, and ordinances, and all provisions required thereby to be included in this Master Agreement are hereby incorporated herein by reference.

VENDOR warrants that the products shipped may be used in a customary manner without violation of any law, ordinance, rule or regulation of any government or administrative body. These laws, ordinances, rules or regulations include, but are not limited to, CAL/OSHA and County Code Title 27 and Ordinance No. 4388 (electrical approval) and are incorporated herein by reference.

VENDOR shall indemnify and hold harmless COUNTY from and against any and all liability, damages, costs, and expenses, including, but not limited to, defense costs and attorneys' fees, arising from or related to any violation on the part of VENDOR, its employees, agents, or subcontractors of any such laws, rules, regulations, and ordinances.

32.0 Fair Labor Standards

VENDOR shall comply with all applicable provisions of the Federal Fair Labor Standards Act (FLSA), and shall indemnify, defend, and hold harmless COUNTY, its officers, employees, and agents from any and all liability, including, but not limited to, wages, overtime pay, liquidated damages, penalties, court costs, and attorneys' fees arising under any wage and hour law, including, but not limited to, FLSA, for work performed by VENDOR'S employees for which COUNTY may be found jointly or solely liable.

33.0 Nondiscrimination and Affirmative Action

VENDOR certifies and agrees that all persons employed by it, its affiliates, subsidiaries or holding companies are and will be treated equally without regard to or because of race, color, religion, ancestry, national origin, sex, age, or physical or mental handicap, in compliance with all applicable Federal and State anti-discrimination laws and regulations. VENDOR shall certify to, and comply with, the provisions of Exhibit A (VENDOR'S EEO Certification).

VENDOR shall take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to race, color, religion, ancestry, national origin, sex, age, or physical or mental handicap, in compliance with all applicable Federal and State anti-discrimination laws and regulations. Such action shall include, but is not limited to: employment, upgrading, demotion, transfer, recruitment or recruitment advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship.

VENDOR certifies and agrees that it will deal with its subcontractors, bidders or vendors without regard to or because of race, color, religion, ancestry, national origin, sex, age, or physical or mental handicap.

VENDOR certifies that it is in compliance with all federal, state, and local laws, including, but not limited to:

A.   Title VI, Civil Rights Act of 1964;
B.   Section 504, Rehabilitation Act of 1973;
C.   Age Discrimination Act of 1975;
D.   Title IX, Education Amendments of 1973, as applicable; and
E.   Title 43, Part 17, Code of Federal Regulations, Subparts A & B;

and that VENDOR shall subject no person, on the grounds of race, creed, color, national origin, political affiliation, marital status, sex, age, or handicap, to discrimination as to any privileges or uses granted by this Agreement or under any project, program or activity supported by this Agreement.

VENDOR shall allow COUNTY representatives access to its employment records during regular business hours to verify compliance with the provisions of this Paragraph 33.0 when so requested by COUNTY.

If COUNTY finds that any of the provisions of this Paragraph 33.0 have been violated, such violation shall constitute a material breach of this Agreement upon which COUNTY may terminate or suspend this Agreement. While COUNTY reserves the right to determine independently that the anti-discrimination provisions of this Agreement have been violated, in addition, a determination by the California Fair Employment Practices Commission or the Federal Equal Employment Opportunity Commission that VENDOR has violated State or Federal anti-discrimination laws or regulations shall constitute a finding by COUNTY that VENDOR has violated the anti-discrimination provisions of this Agreement.

The parties agree that in the event VENDOR violates the anti-discrimination provisions of this Agreement, COUNTY shall, at its, option, be entitled to the sum of Five Hundred Dollars ($500) for each such violation pursuant to California Civil Code Section 1671 as liquidated damages in lieu of terminating or suspending this Agreement.

34.0 Participating Municipalities

At County's sole discretion and option, County may inform other governmental, excluding federal, entities ("entity") that they may acquire items listed in this agreement. Such acquisition(s) shall be at the prices stated herein, and shall be subject to vendor's acceptance.

In no event shall County be considered a dealer, remarketeer, agent or other representative of vendor. Further, COUNTY is not an agent, partner or representative of the entity ordering products hereunder, and shall not be obligated or liable for any order

Vendor and County recognize that from time to time vendor's reasonable assistance may facilitate and expedite a presentation by the County to any entity. Such assistance shall be provided, at no cost, by vendor upon the written request of the County.

Entity purchase orders may, as agreed by County, be submitted by the entity or by County. In either event, County shall be entitled to an administrative fee of one percent (1%) of the purchase price, excluding taxes and shipping, for each such purchase order. Payment of the fee shall be by vendor to County within thirty (30) days of Vendor's receipt of entity's payment of the purchase order invoice. Payment to County shall include a statement showing the entity name, purchase order and date and purchase price. Vendor shall have no claim or right to all or any portion of the fee.

Payment shall be made out to the County of Los Angeles and delivered to:

         County of Los Angeles
         ISD/Purchasing and Central Services
         2500 South Garfield Avenue
         City of Commerce, CA 90040
         Attn:    Manager

Vendor shall, at its expense, maintain an accounting of purchases made by entities. Such accounting shall be provided, at vendor's expense, to County's designated location within ten (10) days of County's written request. County reserves the right to audit any such accounting for a period of four (4) years from the date County receives the accounting. In the event of such an audit, the requested materials shall be provided at the location designated by County.

Vendor authorizes County's use of vendor's name, trademarks and vendor provided materials in County's presentations and promotions regarding the availability of use of the Agreement. County makes no representation or guarantee as to any minimum being purchased by County or entities.

COUNTY WILL NOT BE LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS, INCLUDING, BUT NOT LIMITED TO PAYMENT, FOR ANY ITEM ORDERED BY ENTITIES.

COUNTY makes no representation or guarantees as to any minimums being purchased by COUNTY or ENTITIES.

35.0 CONSUMPTION REPORTS/ITEM NUMBERS/RESTRICTED PURCHASES

Each COUNTY department procurement office and participating agency is to be assigned a customer number to be used in identifying each sale and proper billing addresses. VENDOR is required to furnish to Purchasing monthly computer based usage reports of purchases separated by individual COUNTY departments, and/or delivery locations, and employee purchases, listing quantities of separate items purchased and total dollars expended. Usage reports listing items in alphabetical order and descending dollar volume order must also be furnished.

VENDOR must provide any other usage reports that COUNTY departments or participating agencies may require for their internal controls.

36.0 ORDERING REQUIREMENTS

VENDOR shall provide the ability for unlimited amount of users to order via on-line communication with the vendors computer system by COUNTY owned PC/CRT terminals and printers, or by FAX, telephone, direct mail or walk-in orders.

VENDOR shall design an Input Screen/Order Form to be used on all orders (which may be supported by normal COUNTY Purchase Order Form). Cost of input form creation, programming, future changes or modifications, and maintenance shall be exclusively for VENDOR'S account.

VENDOR shall furnish and deliver annually catalogs and price lists to COUNTY departments and participating government agencies.

37.0 SHIPPING INSTRUCTIONS:
(F.O.B. Destination) when proprietary equipment (company-owned vehicle) is not used, please contact County Traffic Management at (213) 720-6883, 6884 or 6886.

38.0 LIMITATION OF COUNTY'S OBLIGATION DUE TO NON-APPROPRIATION OF FUNDS County's obligation is payable only and solely from funds appropriated for the purchase of this Agreement.

All funds for payments after June 30th of the current fiscal subject to County's legislative appropriation for this purpose. Payments during subsequent fiscal periods are dependent upon the same action.

In the event this Agreement extends into succeeding fiscal year periods, and if the governing body appropriating the funds does not allocate sufficient funds for the next succeeding fiscal year's payments, then the affected services shall be terminated as of June 30th of the then current fiscal year. County shall notify Contractor in writing of such non-allocation at the earliest possible date.


                        AUTHORIZATION OF MASTER AGREEMENT
                                 BY AND BETWEEN
                            COUNTY OF LOS ANGELES AND
                                 WAREFORCE, INC.
                                       FOR
         PERSONAL COMPUTERS, PERIPHERALS, SOFTWARE AND RELATED SERVICES


IN WITNESS WHEREOF, the County of Los Angeles has caused this Agreement subscribed by its Purchasing Agent and VENDOR has caused this Agreement subscribed in its behalf by its duly authorized officer, this lst day of September l997.



                                       COUNTY OF LOS ANGELES


                                       WILLIAM F. STEWART
                                       DIRECTOR, INTERNAL SERVICES
                                       DEPARTMENT/PURCHASING AGENT


                                       By /s/P. Price
                                          ------------------------------------
                                       Name: P. Price

                                       Title: Senior Deputy Purchasing Agent
                                              --------------------------------


                                       VENDOR

                                       By: /s/ Orie Rechtman
                                           -----------------------------------

                                       Name: ORIE RECHTMAN
                                             ---------------------------------

                                       Title: PRESIDENT
                                              --------------------------------